UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):	October 22, 2008

BALLY TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Nevada	0-4281	88-0104066
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6601 S. Bermuda Rd.
Las Vegas, Nevada		89119
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (702) 584-7700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 22, 2008, Bally Technologies, Inc. (the “Company”) entered into a Fifth Amendment (the “Amendment”) to the Employment Agreement by and between the Company and Richard Haddrill (the “Haddrill Agreement”), the Company’s Chief Executive Officer.

Pursuant to the Amendment, Mr. Haddrill will continue to receive his current base salary of $998,000 through December 31, 2010 and his base salary shall be reduced to $375,000 per year for the calendar year beginning January 1, 2011.  The Amendment also provides that Mr. Haddrill will receive grants of (i) a non-statutory stock option to purchase 50,000 shares of Company common stock at an exercise price per share equal to the fair market value of a share of Company common stock on October 17, 2008, the date of grant (the “Option”) and (ii) a number of restricted stock units having a value equal to $1.7 million as of October 17, 2008, the date of grant, based on the average per share closing price of a share of Company common stock for the 20 business days immediately prior to the date of grant (the “Restricted Stock Units”).  Each grant will be made pursuant to the Company’s Amended and Restated 2001 Long Term Incentive Plan, as amended (the “Plan”).

The Option shall vest in full on December 31, 2010, so long as Mr. Haddrill remains in continuous service with the Company through the earlier of (i) December 31, 2010 or (ii) the date of the Company’s annual meeting of stockholders that follows the Company’s fiscal year ending June 30, 2010.  In the event a “Change of Control,” as defined in the Haddrill Agreement, is consummated on or prior to January 1, 2009, and within one year following such Change of Control, Mr. Haddrill’s employment is terminated by the Company other than “for cause” or by Mr. Haddrill for “Good Cause,” each as defined in the Haddrill Agreement, the Option shall become fully vested and exercisable immediately prior to the date of termination.  If a Change of Control is consummated after January 1, 2009, the Option shall become fully vested and exercisable effective immediately prior to such Change of Control.  Except as set forth above, any unvested portion of the Option at the time Mr. Haddrill’s employment is terminated shall terminate as of the date of such termination of employment.  Once a portion of the Option vests, such portion shall remain exercisable until February 22, 2015, the seventh anniversary of the date of grant, without regard as to whether Mr. Haddrill remains in continuous service with the Company through such date.

Each Restricted Stock Unit represents Mr. Haddrill’s right to receive one share of Company common stock upon the vesting thereof.  The Restricted Stock Units shall vest in full on December 31, 2010, so long as Mr. Haddrill remains in continuous service with the Company through the earlier of (i) December 31, 2010 or (ii) the date of the Company’s annual meeting of stockholders that follows the Company’s fiscal year ending June 30, 2010.  If Mr. Haddrill’s employment is terminated by the Company other than for cause or by Mr. Haddrill for Good Cause and the termination occurs after January 1, 2009, the vesting of the Restricted Stock Units will accelerate in full as of the date of termination.  In the event of a Change of Control is consummated on or prior to January 1, 2009, and within one year following such Change of Control Mr. Haddrill’s employment is terminated by the Company other than for cause or by Mr. Haddrill for Good Cause, the Restricted Stock Units shall become fully vested and exercisable immediately prior to the date of such termination of employment.  If a Change of Control is consummated after January 1, 2009, the Restricted Stock Units shall become fully vested and exercisable effective immediately prior to such Change of Control.  Except as set forth above, any unvested Restricted Stock Units at the time of a termination shall terminate as of the date of such termination.

The foregoing summary is qualified in its entirety by reference to the complete text of the Amendment, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 9.01               Financial Statements and Exhibits.

(d)           Exhibits

10.1                           Form of Fifth Amendment to Haddrill Employment Agreement dated October 22, 2008, by and between the Company and Richard Haddrill.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

BALLY TECHNOLOGIES, INC.

By:	/s/ Mark Lerner
Mark Lerner, Secretary

Dated:	October 27, 2008